UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 3, 2007
Capital Senior Living Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809

(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
(972) 770-5600
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
          On May 7, 2007, Capital Senior Living Corporation (the “Company”) announced that it had completed an approximately $30.0 million refinancing of mortgage debt on four owned communities. The approximate $30.0 million aggregate refinancing was funded by Capmark Bank (“Capmark”) on May 3, 2007 and Capmark will place these loans with Federal National Mortgage Association. The Capmark loans refinanced loans previously made by Capmark. As part of this refinancing, the Company paid down approximately $2.7 million of principal.
          The loans from Capmark refinancing the four properties each have a term of 10 years and a fixed interest rate of 5.905%. The loans are payable monthly, with payments consisting of interest and principal based on a 30-year amortization schedule. The loans are secured by mortgages or deeds of trust on the properties and related collateral and each loan is cross-defaulted and cross-collateralized with the other loans in this refinancing . The loans are nonrecourse but with typical recourse exceptions, which recourse exceptions are guaranteed by the Company. The loans require compliance with typical representations and warranties and on-going covenants. Each property securing the loans can be released from the lien of the mortgage or deed of trust on that property provided certain conditions are met, including that minimum debt service coverage ratios are maintained on the remaining properties in the refinancing.
Item 1.02     Termination of a Material Definitive Agreement.
See Item 1.01.
Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01.
Item 7.01.      Regulation FD Disclosure.
          On May 7, 2007, the Company announced that it had completed the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release contains and may implicate, forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
Item 9.01      Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
10.1	Multifamily Note dated May 3, 2007 executed by Triad Senior Living III, L.P. in favor of Capmark.

10.2	Schedule identifying substantially identical agreements to Exhibit 10.1.

10.3	Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated May 3, 2007 by Triad Senior Living III, L.P. in favor of Chicago Title Insurance Company, as trustee for the benefit of Capmark.

10.4	Schedule identifying substantially identical agreements to Exhibit 10.3.

     The following exhibit to this current report on Form 8-K is not being filed but is being furnished pursuant to Item 7.01:
99.1	Press Release dated May 7, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2007	Capital Senior Living Corporation

	By:	/s/ Ralph A. Beattie
Name: Ralph A. Beattie
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX
10.1	Multifamily Note dated May 3, 2007 executed by Triad Senior Living III, L.P. in favor of Capmark.

10.2	Schedule identifying substantially identical agreements to Exhibit 10.1.

10.3	Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing dated May 3, 2007 by Triad Senior Living III, L.P., in favor of Chicago Title Insurance Company, as trustee for the benefit of Capmark.

10.4	Schedule identifying substantially identical agreements to Exhibit 10.3.
     The following exhibit to this current report on Form 8-K is not being filed but is being furnished pursuant to Item 7.01:
99.1	Press Release dated May 7, 2007